Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated January 12, 2010 relating to the financial statements and financial statement schedule of Axion International Holdings, Inc., which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

s/Jewett, Schwartz, Wolfe and Associates
Jewett, Schwartz, Wolfe and Associates
Hollywood, Florida
March 22, 2010